EXHIBIT 10.25

                          SUBORDINATED LOAN AGREEMENT


SUBORDINATED LOAN AGREEMENT made as of the 24th day of September, 1999 by and between VISIONQUEST WORLDWIDE HOLDINGS CORPORATION, a Delaware corporation (the "Company"), whose address is 7674 W. Lake Mead Blvd., Suite 150, Las Vegas, Nevada 89128 and ALAN WITTEN ("Lender"), whose address is 8801 Royal Harbor Court, Fort Worth, Texas 76179.

                                    RECITAL

The Company desires to borrow from the Lender the sum of Fifty Thousand Dollars ($50,000) upon the terms hereinafter set forth and Lender has agreed to lend to the Company the sum of Fifty Thousand Dollars ($50,000) upon the terms set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements herein contained, the parties hereto each intending to be legally bound agree as follows:

1. Loan of $50,000. (a) The Lender hereby lends to the Company and the Company hereby borrows from the Lender the sum of Fifty Thousand Dollars ($50,000) (the "Loan"), the proceeds of which loan will be used by the Company to conduct its business activities.

 (b) The Loan shall be evidenced by the Company's Subordinated Promissory Note in the principal amount of Fifty Thousand Dollars ($50,000) (the "Note") in the form attached hereto as Exhibit A, which Note shall be executed and delivered by the Company to the Lender upon the Lender advancing to the Company the sum of Fifty Thousand Dollars ($50,000).

2. Class A Warrants. (a) As additional consideration to the Lender for making the Loan, the Company shall issue and deliver to the Lender one of its Class A Warrants, pursuant to which the Lender will be entitled to purchase one hundred thousand (100,000) shares of the Company's Common Stock, 1/10th Cent (.001) par value, at a purchase price of $.50 per share, upon the terms and conditions set forth in the Class A Warrant, a copy of which is attached to this Subordinated Loan Agreement as Exhibit B.

 (b) The Lender acknowledges that he has been advised by the Company that the Class A Warrant which he is entitled to receive to purchase one hundred thousand (100,000) shares of the Company's Common Stock is one of a series of Class A Warrants which the Company has issued or will issue to persons who have made loans to the Company entitling the holders thereof, including the Lender, to purchase in aggregate three million eight hundred seventy-five thousand two hundred fifty (3,875,250) shares of the Company's common stock.

3. Documents Delivered to Investors. The Lender acknowledges that he has received from the Company copies of the following reports or documents ("SEC Reports") filed by the Company with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended:
(i) Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998;
(ii) Information Statement pursuant to Section 14 (f) of the Securities Exchange Act of 1934 and Rule 14 (f)-1 thereunder; (iii) Current Report on Form 8-K dated December 7, 1998 and amendment thereto dated January 22, 1999; (iv) Current Report on Form 8-K dated January 22, 1999; (v) Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 1999; (vi) Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 1999; (vii) Current Report on Form 8-K dated September 3, 1998; (viii) Current Report on Form 8-K dated November 27, 1998; Current Report on Form 8-K dated January 15, 1999; and
(ix) Current Report on Form 8-K dated August 5, 1999. In addition, Lender has received a copy of a Business Plan of VisionQuest Worldwide, Inc., a wholly owned subsidiary of the Company.

4. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company as follows:

 (a) He has received and carefully reviewed the SEC reports and documents referred to in Section 3 hereof.

 (b) He has had reasonable opportunity to ask questions of and receive answers from the management of the Company concerning the Company, its proposed business and the Loan, and all such questions, if any, have been answered to the full satisfaction of such Investor.

(c) He has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and risks involved in an investment in the Note, the Class A Warrants and the Warrant Shares, as such latter term is defined in the Class A Warrants.

(d) Acknowledges that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended, ("Securities Act") for the issue of the Note, the Class A Warrants and the Warrant Shares upon exercise of the Class A Warrants is based upon, in part, the representations, warranties and agreements made by each Investor herein.

(e) Except as set forth in the documents described in Section 3 hereof, no representations or warranties have been made to Lender by the Company or any agent, employee or affiliate of the Company and in entering into this Subordinated Loan Agreement, he acknowledges that he has not relied on any information, other than that contained in the documents delivered to him or it by the Company and the results of independent investigations, if any, made by him.

(f) He understands that the Note, the Class A Warrants and the Warrant Shares have not been registered under the Securities Act or the Securities Laws of any state, based upon an exemption from such registration requirements for non-public offerings to "Accredited Investors."

(g) That he or it has been advised that:

   (i) The Note, the Class Warrants and the Warrant Shares are "Restricted Securities" as said term is defined in Rule 144 of the Rules of Regulations promulgated under the Securities Act;

   (ii) The Note, the Class A Warrants and the Warrant Shares may not be sold or otherwise transferred unless they have first been registered under the Securities Act and all applicable State Securities Laws, unless exemption from such registration provisions are available with respect to said resale or transfer;

   (iii) Other than as set forth in the Class A Warrants, the Company is under no obligation to register the Class A Warrants or the Warrant Shares under the Securities Act or any State Securities Laws or to take any action to make an exemption from such registration provisions available;

   (iv) The Class A Warrants and the certificates that will evidence the Warrant Shares will bear a legend to the effect that the transfer of the same is subject to the provisions hereof; and

   (v) Stop transfer instructions will be placed with the transfer agent for the Common Stock of the Company.

   (h) He is acquiring the Note, the Class A Warrants and any Warrant Shares solely for his own account, for investment purposes only and not with a view towards the resale or distribution thereof.

   (i) He will not sell or otherwise transfer his interest in the Note, the Class A Warrant or the Warrant Shares or any interest therein, unless and until such securities have first been registered under the Securities Act and all applicable State Securities Laws; or he shall have first delivered to the Company a written opinion of counsel (which counsel and opinion, in form and substance, shall be reasonably satisfactory to counsel to the Company) to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable State Securities Laws.

   (j) He has full power and authority to execute and deliver this Loan Agreement and to perform his respective obligations hereunder.

   (k) He confirms to the Company that he is an Accredited Investor within one of the following two definitions and shall indicate at the end of the Loan Agreement in which category he is: (i) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this Loan Agreement exceeds $1,000,000; or

     (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has reasonable expectation of reaching the same income level in the current year; or

5. Representations and Warranties of the Company. The Company hereby warrants and represents to the Lender that:

   (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction where it owns property or where the nature of its business requires it to be qualified to do business. The Company has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

   (b) The Company has an authorized capitalization consisting of one hundred fifty million (150,000,000) shares of Common Stock, 1/10th Cent ($.001) par value, and two million (2,000,000) shares of "Blank Check" Preferred Stock, Fifty Cents ($.50) par value. As of the date of this Subordinated Loan Agreement, there are issued and outstanding six million nine hundred twenty-eight thousand eight hundred sixty (6,928,860) shares of such Common Stock and no shares of Preferred Stock. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable. Other than two million (2,000,000) shares of Common Stock that may be issued to certain shareholders of the Company dependent upon future sales of the Company made during the twelve (12) month periods commencing July 1, 1999 and July 1, 2000, respectively, or shares of Common Stock that may be issued upon exercise of the Class A Warrants or the Class B or Class C Warrants that may be issued under the terms of a certain Loan Agreement dated February 9, 1999 (the "Loan Agreement') there are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreement of any kind to purchase or otherwise receive from the Company any of its authorized but unissued shares of capital stock or any other securities of the Company and no securities or obligations of any kind convertible into such capital stock exist in favor of any person, firm or corporation.

   (c) (i) Each of the financial statements of the Company and Encore International, Inc., including the footnotes thereto, included in the SEC Reports ("Financial Statements") delivered to the Lender have been prepared in conformity with generally accepted accounting principles and fairly present the financial conditions and results of operations of the Company and Encore International, Inc. as of the respective dates of such Financial Statements and for the fiscal periods then ended.

       (ii) Since October 31, 1998 there has been no material adverse change in the assets, properties or financial condition of the Company or any of its subsidiaries.

   (d) All documents, Exhibits and other materials delivered or to be delivered by or on behalf of the Company to the Lender in connection with this Subordinated Loan Agreement and the transactions contemplated hereby are to the best of the Company's knowledge true and complete. The information furnished by or on behalf of the Company in connection with this Subordinated Loan Agreement and the transactions contemplated hereby does not, to the best of the Company's knowledge, contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading.

6. Subordination. The Loan and the indebtedness evidenced by the Note and the payment of the principal of and interest on the Note is expressly subordinated, to the extent and in the manner set forth in the Note, in right of payment to the prior payment in full of the interest and principal of certain Promissory Notes of the Company aggregating one million five hundred thousand dollars $1,500,000 in principal amount, dated February 12, 1999, May 27, 1999, and August 4, 1999 issued under the Loan Agreement and payable to Gerald Holland, as Disbursement Agent, for Jules Ross, Richard A. Hahner, Case Holdings, Inc., Peter Casoria, Jr., Peter Casoria, Sr., Dennis Lopez and Gerald M. Holland, as Payees. By reason of such subordination, the Lender also acknowledges and agrees that no payment of principal or interest may be made on the Note unless at such time all payments of principal and interest then due on the Promissory Notes have at the time been paid.

7. Key Man Insurance. Under the terms of the Loan Agreement, the Company is obligated to maintain a "Key Man" life insurance policy issued by an A-rated insurance company on the life of Steve Gould, President of the Company, in the amount of Two Million Dollars ($2,000,000) with the beneficiaries of such insurance policy being the Investors who have loaned the Company the sum of One Million Dollars ($1,000,000) pursuant to the terms of the Loan Agreement. The Company agrees to add the Lender as an additional beneficiary for such Key Man life insurance and to continue maintenance of such Key Man life insurance until the Note executed and delivered by the Company to the Lender has been paid in full. Any payments out of the proceeds of such policy on account of the Note are subject to the subordination provisions set forth in Section 6 of this Subordinated Loan Agreement and in the Note.

8. Miscellaneous.

   (a) All notices or other communications required or permitted by this Agreement shall be sufficiently given if in writing and only delivered (personally, by courier service such as Federal Express or by other messenger) or mailed by registered or certified mail, return receipt requested, to The Company and to the Lender at their respective addresses set forth above, or to such other address as hereafter shall be furnished as provided in this Section 8(a) by any of the parties hereto to the other party hereto.

   (b) Each party will pay its or his own expenses with respect to the preparation of this Agreement and the documents attendant thereto.

   (c) This Agreement shall not be assignable by any party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the parties hereto.

   (d) If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

   (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the parties hereto.

   (f) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

   (g) Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

   (h) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. At the direction of Investors, the Courts of the State of Delaware or Florida or of the United States District Court in either such state shall be competent Courts to adjudicate any disputes arising out of this Agreement and the parties hereto submit to the personal jurisdiction of each of such Courts and waive all rights to waive jurisdiction.

   (i) This Agreement contains the entire Agreement and understanding of the parties with respect to the subject matter hereof, and no variations hereof or alterations or amendments to this Agreement shall be binding unless made in writing and signed by all of the parties.

   (j) All Exhibits and Schedules attached hereto are incorporated by reference into, and made a part of, this Agreement.

   (k) The Section headings are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

 IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.


LENDER:



_______________________________
By:  ALAN WITTEN






BORROWER:



VISIONQUEST WORLDWIDE HOLDINGS CORPORATION



By:
Its: